  EXHIBIT 10.2

NOTE PURCHASE AGREEMENT

among

BioCorRx Inc.

and

BICX HOLDING COMPANY LLC

Dated as of June 10, 2016

i

ii

iii

EXHIBIT LIST

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SENIOR SECURED CONVERTIBLE

NOTE PURCHASE AGREEMENT

This SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement") is dated as of June 10, 2016 by and among BioCorRx Inc., a Nevada corporation (the "Company"), and BICX Holding Company LLC (the "Purchaser").

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, a Note of the Company as more fully described in this Agreement;

WHEREAS, the Company is offering a three (3) year senior secured convertible note (the "Note") initially convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") calculated such that following conversion, as at the date of the closing (the "Closing") of the transaction discussed herein, the Note shall be convertible into 25% of the total authorized common stock of the Company; and

WHEREAS, the Company is agreeing to provide collateral to the Purchaser to secure the repayment of the Note, subject to the terms and conditions of the Security Agreement, among the Company and the Purchaser, the form of which is attached asExhibit C hereto (as the same may be amended, supplemented or restated from time to time (the "Security Agreement")).

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AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1. PURCHASE AND SALE OF THE NOTE

1.1 Purchase and Sale of Note. Upon the following terms and conditions, the Company is offering to the Purchaser, a $2,500,000 senior secured convertible Note (the "Initial Note"), in substantially the form attached hereto as Exhibit A. For a period of six (6) months from the date of the Initial Closing Date (as defined herein) (the "Investment Period"), the Purchaser shall have the right but not the obligation to invest up to an additional $2,500,000 on the same terms and conditions as are set forth in this Agreement, subject to Section 1.6 if the Purchaser chooses not to exercise this right. Should the Purchaser choose to exercise this right, upon investment of such additional amount(s) and upon presentation of the Initial Note or any the subsequently issued Note, the Company will issue a replacement Note for the full amount invested to the date of such Closing (each a "Note" for purposes of this Agreement).

1.2 Reservation of Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Note. Any shares of Common Stock issuable upon conversion of the Note are herein referred to as the "Shares".

1.3 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser, agrees to purchase the Initial Note for a minimum purchase price of $2,500,000 (the "Minimum Purchase Price"). During the Investment Period, the Purchaser may invest up to an additional $2,500,000 for a total aggregate purchase price of $5,000,000 (the "Maximum Purchase Price"). Subject to all conditions to closing being satisfied or waived, the Initial Closing of the purchase and sale of the Note, at the Minimum Purchase Price, shall take place at the offices of Hunter Taubman Fischer LLC (the "Initial Closing") at 5:00 pm (EDT) (or at such earlier time agreed to by the Company and Purchaser) on June 10, 2016 (the "Initial Closing Date") which can be further extended up to thirty (30) days by the mutual agreement of the Company and the Purchaser. During the Investment Period, the Purchaser shall have the right to invest additional amounts up to the Maximum Purchase Price and, the Company and the Purchaser may hold additional closings up to the Maximum Purchase Price (each, a "Closing" and upon investment of the Maximum Purchase Price or expiration of the Investment Period, the "Final Closing"). At each Closing (each a "Closing Date"), the Purchaser shall pay the additional purchase price to be invested and tender the Initial Note or any subsequently issued Note for a new Note at each such Closing that represents the full amount invested by the Purchaser up to the date of such Closing.

Subject to the terms and conditions of this Agreement, at the Initial Closing the Company shall deliver or cause to be delivered to the Purchaser a (x) the Initial Note in the amount of $2,500,000, and (y) any other documents required to be delivered pursuant to Article 4 hereof. At the time of the Initial Closing, the Purchaser shall have delivered the Minimum Purchase Price by wire transfer or by check pursuant to the Subscription Agreement (as such terms are hereafter defined). If any subsequent Closing occurs, the Company shall deliver or cause to be delivered to the Purchaser (x) a new Note in the amount of the previously issued Note plus any additional amounts invested at such Closing, which will replace the previously issued Note, and (y) any other documents required to be delivered pursuant to Article 4 hereof. At any subsequent Closing, the Purchaser shall deliver the additional purchase price and any previously issued Note to the Company.

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1.4 Increase in Authorized Shares. The Purchaser is aware that the Company filed a Preliminary Information Statement on Schedule 14C for the purposes of notifying the Company's shareholders that the Company's majority shareholders have approved an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock and preferred shares authorized for issuance (the "Article Amendment"). The Company expects to file the Article Amendment approximately (but not less than) twenty (20) days after the Definitive Information Statement on Schedule 14C is mailed to the Company's shareholders. The Company expects to file the Article Amendment prior to June 30, 2016 and the Purchaser and the Company agree that the filing of the Amended Article is a post-Closing condition of this Agreement.

1.5 Conversion Price. The Note will be convertible into that number of shares of Common Stock as is equal to 51% of the total authorized common stock of the Company, as of the date of the Final Closing, assuming investment of the Maximum Purchase Price, or such lesser amount of authorized common stock pro-rata based upon the total amount invested as of the Final Closing Date. In the event that the Purchaser chooses not to exercise the right to invest the additional $2,500,000 as set forth in Section 1.1, the Note will be convertible into that number of shares of Common Stock as is equal to 25% of thetotal authorized common stock of the Company, as of the date of the Initial Closing, subject to Section 1.6.

1.6 Break-Up Fees. If for any reason the Purchaser chooses not to exercise the right to invest the additional $2,500,000 as set forth in Section 1.1, the Purchaser shall pay to the Company a break-up fee equal to 5% of the remaining balance of the Maximum Purchase Price, within five (5) business days after the Investment Period. If the Purchaser does not deliver the break-up fee within the required time period, the Conversion Price of the Note shall be increased by 8%.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the date hereof (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein) and as of the date of each Closing, as follows:

(a) Organization, Good Standing and Power. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(b) Corporate Power; Authority and Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Security Agreement, and the Note (collectively, the "Transaction Documents"), and to issue and sell the Note in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof is set forth on Schedule 2.1(c) hereto which reflects what the authorized capital stock of the Company will be after the Article Amendment is filed. All of the issued and outstanding shares of the Common Stock have been duly and validly authorized. Except as contemplated by the Transaction Documents, or as set forth on Schedule 2.1(c) hereto:

(i) no shares of Common Stock are entitled to preemptive, conversion or other rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company;

(ii) there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company;

(iii) the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and

(iv) the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.

(v) the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Articles"), and the Company's Bylaws, as amended and in effect on the date hereof (the "Bylaws") as well as a copy of the Article Amendment that the Company expects to file prior to June 30, 2016. Except as restricted under applicable federal, state, local or foreign laws and regulations, the Articles, or the Transaction Documents, or as set forth on Schedule 2.1 (c), no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company shall limit the payment of dividends on the Company's Common Stock.

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(d) Issuance of Shares. The Note, to be issued at the Closing have been duly authorized by all necessary corporate action and immediately after the Closing, the Purchaser will be the record and beneficial owners of the Note and have good and valid title to the Note, free and clear of all encumbrances. When the Shares are issued in accordance with the terms of the Note such Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders will be entitled to all rights accorded to a holder of Common Stock and will be the record and beneficial owners of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances.

(e) Intentionally Left Blank.

(f) Commission Documents, Financial Statements. Except as set forth on Schedule 2.1(f), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than (i) with respect to the transactions contemplated by this Agreement, or (ii) pursuant to a non-disclosure or confidentiality agreement signed by the Purchaser. At the time of the respective filings, the Form 10-K and the Form 10-Q complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents. As of their respective filing dates, none of the Form 10-K or Form 10-Q contained any untrue statement of a material fact; and none omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except: (i) as may be otherwise indicated in the Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) No Material Adverse Effect. Since May 23, 2016, the Company has not experienced or suffered any Material Adverse Effect.

(h) No Undisclosed Liabilities. Other than as disclosed on Schedule 2.1(h) or set forth in the Commission Documents, to the knowledge of the Company, the Company does not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company respective business since May 23, 2016 and those which, individually or in the aggregate, do not have a Material Adverse Effect on the Company.

(i) No Undisclosed Events or Circumstances. To the Company's knowledge, no event or circumstance has occurred or exists with respect to the Company or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

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(j) Indebtedness. Other than as set forth on Schedule 2.1(j), the Financial Statements set forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments as of the date of the Financial Statements or any subsequent period that would require disclosure. For the purposes of this Agreement, "Indebtedness" shall mean (i) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company's consolidated balance sheet (or the Note thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness which, individually or in the aggregate, would have a Material Adverse Effect.

(k) Title to Assets. Except as set forth on Schedule 2.1(k), the Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for: (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefore in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(l) Actions Pending. Except as disclosed in the Commission Documents or on Schedule 2.1(l), there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company,: (i) which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto; or (ii) involving any of their respective properties or assets. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any of their respective executive officers or directors in their capacities as such.

(m) Compliance with Law. The Company has all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(n) Compliance. Except as set forth in the in Schedule 2.1(n), the Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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(o) No Violation. The business of the Company is not being conducted in violation of any federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Note, or the Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing).

(p) No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not: (i) violate any provision of the Articles or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any subsidiary is a party or by which it or its properties or assets are bound; (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, "Lien") of any nature on any property of the Company or any subsidiary under any agreement or any commitment to which the Company or any subsidiary is a party or by which the Company, or any subsidiary is bound or by which any of its respective properties or assets are bound; or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company, or any subsidiary are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Taxes. Other than as set forth on Schedule 2.1(q), the Company, to the extent its applicable, has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due other than payment being contested and all additional assessments, and adequate provisions have been and are reflected in the consolidated financial statements of the Company for all current taxes and other charges to which the Company, is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state or foreign) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

(r) Intellectual Property. The Company owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and trade secrets, if any, and all rights with respect to the foregoing, if any, which are necessary for the conduct of their respective business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

(s) Books and Records Internal Accounting Controls. Except as may have otherwise been disclosed in the Commission Documents, the books and records of the Company, accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. Except as disclosed on Schedule 2.1(s), the Company maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

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(t) Material Agreements. Any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement (collectively, the "Material Agreements") if the Company was registering securities under the Securities Act has previously been publicly filed with the Commission in the Commission Documents. The Company has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect.

(u) Transactions with Affiliates. Except as set forth in the Financial Statements or in the Commission Documents or on Schedule 2.1(u), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between the Company and any officer, employee, consultant or director of the Company, or any person owning more than 10% capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(v) Private Placement and Solicitation. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Purchaser as contemplated hereby. Based in part on the accuracy of the representations of the Purchaser in Section 2.2, and subject to timely Form D filings pursuant to Regulation D of the Securities Act with the Commission, if applicable, and pursuant to applicable state securities laws, the offer, sale and issuance of the Note to be issued pursuant to and in conformity with the terms of this Agreement, will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note.

(w) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, if applicable, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Note or for the performance by the Company of its obligations under this Agreement and the Transaction Documents.

(x) Employees. Except as disclosed on Schedule 2.1(x), the Company does not have any collective bargaining arrangements covering any of its employees. Schedule 2.1(x) sets forth a list of the employment contracts, agreements regarding proprietary information, non-competition agreements, non-solicitation agreements, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Since May 23, 2016, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

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(y) Absence of Certain Developments. Except as disclosed on Schedule 2.1(y), since May 23, 2016, other than in the ordinary course of business, the Company has not

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or their representatives;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(iv) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or any subsidiary; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

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(z) Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(aa) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if the Purchaser, or any person or entity that owns a beneficial interest in the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(aa), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary by any trade or business, whether or not incorporated, which, together with the Company is under common control, as described in Section 414(b) or (c) of the Code.

(bb) Disclosure. All disclosure provided to the Purchaser regarding the Company, their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by the Company or any person acting on the Company's behalf) are true and correct in all material aspects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(cc) No Additional Agreements. Neither the Company nor any Affiliate has any agreement or understanding with the Purchaser with respect to the transactions contemplated by this Agreement and the Transaction Documents other than as specified in this Agreement and the Transaction Documents.

(dd) Foreign Corrupt Practices Act. The Company does not have any knowledge of the Company, any agent or other person acting on behalf of the Company, has, directly or indirectly: (i) used any funds, or will use any proceeds from the sale of the Note, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any applicable law; or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was or is applicable to the Company.

(ee) PFIC. The Company is not and does not intend to become a "passive foreign investment company" within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ff) OFAC. To the knowledge of the Company no director, officer, agent, employee, affiliate or person acting on behalf of any of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the sale of the Note, or lend, contribute towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(gg) Money Laundering Laws. The operations the Company have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(ii) Registration Rights. Except as contemplated herein, and except as set forth on Schedule 2.1(ii), no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(jj) Acknowledgment Regarding Purchaser's Purchase of Note. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser's purchase of the Note. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(kk) Subsequent Closings/No Integration. The Company has not made any prior offering nor sold any securities in any prior offering that would be integrated pursuant to Rule 502(a) with the sale of the Note and the transactions contemplated by this Agreement in which the Company has not taken reasonable steps to verify that the purchaser of such securities were accredited investors. Further, the Company covenants and agrees it shall take reasonable steps to verify that all investors are accredited investors in connection with: (i) the offer, sale and issuance of the Note pursuant to this Agreement in the Closing; and (ii) pursuant to any other future securities offering that would be integrated with the transactions contemplated by this Agreement.

(ll) Sarbanes-Oxley Act. Except as specified in the Commission Documents, the Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof, as required under the Sarbanes-Oxley Act for companies not listed on a national exchange.

(mm) Intentionally Left Blank.

(nn) Listing and Maintenance Requirements. Except as specified in the Commission Documents, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing maintenance requirement thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Note under this Agreement and the Transaction Documents do not contravene the rules and regulations of the Trading Market which the Common Stock is currently listed or quoted, and, except as otherwise set forth in the Transaction Documents, no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchaser the Note contemplated by this Agreement and the Transaction Documents. "Trading Market" means whichever of the New York Stock Exchange, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Markets or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

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(oo) Ranking of Note. No Indebtedness of the Company is senior to or ranks pari passu with the Note in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof, with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Good Standing of the Purchaser. The Purchaser is an entity and is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Note, being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not: (i) result in a violation of such Purchaser's charter documents, bylaws, operating agreement, partnership agreement or other organizational documents; or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Note in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Status of Purchaser. The Purchaser is an "accredited investor" ("Accredited Investor") as defined in Regulation D. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

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(e) Acquisition for Investment. The Purchaser is acquiring the Note and the underlying Shares, solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. The Purchaser does not have a present intention to sell the Note or the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with federal and state securities laws applicable to such disposition.

(f) Knowledge. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Note and the Shares and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Purchaser further acknowledges that the purchase of the Note involve substantial risks.

(g) Review of Commission Documents. The Purchaser represents that such Purchaser has reviewed the Commission Documents and has been given full and complete access to the Company for the purpose of obtaining such information as such Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Note. The Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Note as Purchaser or Purchaser's qualified representative have found necessary to make an informed investment decision to purchase the Note hereunder. The Purchaser acknowledges that it has access to the Company's publicly available reports and registration statements filed with the Commission prior to the Closing via the internet at www.sec.gov. The Purchaser is satisfied that it has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

(h) Additional Representations and Warranties of Accredited Investors. The Purchaser is an Accredited Investor, and further makes the representations and warranties to the Company set forth on Exhibit B-1.

(i) Opportunities for Additional Information. The Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(j) No General Solicitation. The Purchaser acknowledges that the Note was not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio; or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(k) Rule 144. The Purchaser understands that each of the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that such Purchaser is familiar with Rule 144, of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any of the Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(l) General. The Purchaser understands that the Note is being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Note.

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(m) Brokers. The Purchaser does not have any knowledge of any brokerage or finder's fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement and the Transaction Documents.

(n) Confidential Information. The Purchaser agrees that its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, unless such information is: (i) known to the public through no fault of such Purchaser or his or its employees or representatives; (ii) becomes part of the public domain other than by a breach of this Agreement; (iii) becomes known by the action of a third party not in breach of a duty of confidence; or (iv) is required to be disclosed to a third party pursuant to any applicable law, government resolution, or decision of any court or tribunal of competent jurisdiction; provided, however, that the Purchaser may disclose such information: (i) to its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser's investment in the Company; (ii) to any prospective permitted transferee of the Note; or (iii) to any general partner or affiliate of such Purchaser, so long as the prospective transferee agrees to be bound by the provisions of this Section 2.2(n).

ARTICLE 3. COVENANTS

The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and their permitted assignees (as defined herein).

Section 3.1 Use of Proceeds. The use of proceeds with regards to the Minimum Purchase Price, the Maximum Purchase Price, or any additional amounts up to the Maximum Purchase Price the Purchaser invests, shall be subject to the Purchaser's review and approval, which approval shall not be unreasonably withheld.

Section 3.2 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Note to the Purchaser or subsequent holders.

Section 3.3 Liquidation. Subject to the terms of the Transaction Documents, the Company covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Note without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended.

Section 3.4 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5 Amendments. Except for the Article Amendment, the Company will not amend, modify or waive any term or provision of its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to its formation or governance, or any shareholders agreement, other than amendments, modifications and waivers that are not materially adverse in any respect to the Purchaser and of which the Purchaser has received at least five (5) Business Days' prior written notice.

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Section 3.6 Other Agreements. The Company shall not enter into any agreement the terms of which would restrict or impair the ability of the Company to perform its obligations under this Agreement and the Transaction Document.

Section 3.7 Senior Status. The Company shall not issue any debt or other obligation which ranks senior or pari passu to the Note.

Section 3.8 Reservation of Shares. So long as the Note remains outstanding, the Company shall take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for the complete issuance of the Shares underlying such outstanding Note.

Section 3.9 Disposition of Assets. So long as the Note remains outstanding, the Company shall not sell, transfer or otherwise dispose of any of its material properties, assets and rights including, without limitation, its software and intellectual property, to any person except for: (i) sales to customers in the ordinary course of business; (ii) sales or transfers between the Company; (iii) disposition of obsolete or worn out equipment; or (iv) otherwise with the prior written consent of the Purchaser.

Section 3.10 Reporting Status. So long as the Purchaser beneficially owns any of the Note, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.11 Disclosure of Transaction. The Company shall file with the Commission, a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby and all material non-public information disclosed to the Purchaser prior to the filing as soon as practicable after the Closing but in no event later than 5:30 P.M. (EDT) on the fourth Business Day following the Closing. In the event that the Company is unable to disclose specific non-public information in the Form 8-K, the Company shall include such information in its Form 10-Q for the interim period during which the Closing contemplated hereby occurs. "Business Day" means any day during which the NASDAQ (or other principal exchange) shall be open for trading.

Section 3.12 Sarbanes-Oxley Act. The Company shall be in compliance with the applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, as required under the Sarbanes-Oxley Act for companies not listed on a national exchange.

Section 3.13 Conversion and Exercise Procedures. The form of Note sets forth the totality of the procedures required of the Purchaser in order to convert the Note. The Company shall honor conversions of the Note and shall deliver Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

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Section 3.14 Subsequent Financings. Without written consent of the Purchaser, the Company shall not undertake any Subsequent Financing (as defined below) within three (3) months of the Initial Closing. As long as any portion of the Note remains outstanding, the Company covenants and agrees to promptly notify in writing (a "Rights Notice") the Purchaser of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a "Subsequent Financing"), of Common Stock or any equity securities convertible, exercisable or exchangeable into Common Stock; provided, however, prior to delivering to the Purchaser a Rights Notice, the Company shall first deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice") within five (5) Business Days of receiving an applicable offer, which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing. Upon the request of the Purchaser, and only upon a request by such Purchaser within three (3) Business Days of receipt of a Pre-Notice, the Company shall promptly, but no later than two (2) Business Days after such request, deliver a Rights Notice to such Purchaser. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing (if known), the proposed closing date of the Subsequent Financing, which shall be no earlier than ten (10) Business Days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide the Purchaser an option (the "Rights Option") during the five (5) Business Days following delivery of the Rights Notice (the "Option Period") to inform the Company whether such Purchaser will purchase the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing, provided that, the amount the Purchaser may purchase shall not exceed $5,000,000. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the purchase price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Purchaser within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date set forth in the Rights Notice (or within sixty (60) days thereafter) without the participation of such Purchaser; provided that, all of the material terms and conditions of the closing are the same as those provided to the Purchaser in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur on the scheduled closing date set forth in the Rights Notice (or within sixty (60) days thereafter), any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.14(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.14(a) shall not apply to issuances of securities in a Permitted Financing.

In addition, in connection with the Rights Notice, the Purchaser's right to invest the additional $2,500,000, as set forth in Section 1.1, shall be accelerated and terminated by the end of the Option Period. The Purchaser shall promptly, but no later than five (5) business days of receipt of the Rights Notice, inform the Company whether such Purchaser will exercise this right. If the Purchaser chooses to exercise this right, the Purchaser shall deliver the purchase price to the Company within five (5) business days after it informs the Company of its intention to exercise the right. If the Purchaser does not deliver the purchase price within the required time period should it chooses to exercise this right, the Purchaser shall pay a break-up fee to the Company as set forth in Section 1.6.

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For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean: (i) securities issued pursuant to a bona fide acquisition of another business entity or business segment of any such entity by the Company pursuant to a merger, purchase of substantially all the assets or any type of reorganization (each an "Acquisition") provided that (A) the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity and (B) such Acquisition is approved by the Company's Board of Directors and provided further that such securities are not issued for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights; (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement (so long as the terms governing the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Purchaser); (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the primary purpose of raising capital; (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock, in each case, at no less than the then-applicable fair market value, pursuant to equity incentive plans that are adopted by the Company's Board of Directors (including, without limitation, the BioCorRx Inc. 2016 Equity Incentive Plan which the Company plans to adopt prior to June 30, 2016, a form of which plan is attached hereto as Exhibit E) within thirty (30) days attached hereto; (v) securities issued to any placement agent and its respective designees for the transactions contemplated by this Agreement; (vi) securities issued at no less than the then-applicable fair market value to advisors or consultants (including, without limitation, financial advisors and investor relations firms) in connection with any engagement letter or consulting agreement, provided that any such issuance is approved by the Company's Board of Directors; (vii) securities issued to financial institutions or lessors in connection with reasonable commercial credit arrangements, equipment financings or similar transactions, provided that any such issue is approved by the Company's Board of Directors; (viii) securities issued to vendors or customers or to other persons in similar commercial situations as the Company, provided that any such issue is approved by the Company's Board of Directors; (ix) securities issued in connection with any recapitalization of the Company; or (x) securities issued pursuant to an underwritten public offering of the Common Stock. Notwithstanding anything contained herein to the contrary, although the Company shall be entitled to complete a Permitted Financing, all Permitted Financings shall rank junior to the Note.

Section 3.15 No Commissions in Connection with Conversion Note. In connection with the conversion of the Note into the Shares, neither the Company nor any person acting on its behalf will take any action that would result in the Shares being exchanged by the Company other than with the then existing holders of the Note exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

Section 3.16 No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

Section 3.17 Intentionally Left Blank.

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Section 3.18 Additional Collateral; Further Assurances. The Company shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code, United States Patent and Trademark Office and other financing statements not later than five (5) business day after the date hereof) that may be required under applicable law, or that the Purchaser may reasonably request, in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and applicable priority of the security interests created or intended to be created by the Note. From time to time, the Company shall, at its cost and expense and subject to the terms of the Note, promptly secure the Note by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Purchaser shall designate (it being understood that it is the intent of the parties that, except as set forth in the Note, the obligations pursuant to the Note shall be secured by all the assets of the Company(including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under this Agreement, the Security Agreement and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Purchaser, and the Company shall deliver or cause to be delivered to the Purchaser all such instruments and documents as the Purchaser shall reasonably request to evidence compliance with this Section 3.18. The Company agrees to provide such evidence as the Purchaser shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Company will give prompt notice to the Purchaser of the acquisition by it or any of its subsidiaries of any property (or any interest in property) having a value in excess of $100,000.

Section 3.19 Intentionally Left Blank.

Section 3.20 Corporate Existence. So long any of the Note remains outstanding, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as hereinafter defined) without the Holder's prior written consent. "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of voting stock (not including any shares of voting stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of voting stock (not including any shares of voting stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (B) any "person" or "group" (as these terms are used for purposes of Sections 14(d) and 15(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

Section 3.21 Consultant. Upon receiving the Maximum Purchase Price by the Company, so long as the Note remains outstanding, the Purchaser shall be entitled to appoint a consultant to work with the Company's management to further develop the Company's business and operations; the Company shall reimburse the Purchaser for the reasonable fees and expenses of such consultant, provided, however, the Company and Purchaser shall mutually agree on such fees prior to the appointment of the consultant.

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Section 3.22 Director Appointment. At such time as the Company determines to apply to list its stock on the NYSE:MKT Exchange or Nasdaq Stock Market, the Purchaser shall have the right to nominate one of the independent members of the Company's board of directors, upon receiving the Maximum Purchase Price by the Company.

Section 3.23 Monthly Reports. So long as the Note remains outstanding, the Company shall furnish unaudited monthly internal financial reports to the Purchaser.

Section 3.24 Board Observer. So long as the Note remains outstanding, the Company shall permit a representative of the Purchaser to attend any meeting of the board of directors of the Company or any committees thereof, as an observer. The Purchaser shall designate such observer to the Company in writing and the Company's board of directors shall provide notice of any meetings at the same time and in the same form as are provided to its members.

Section 3.25 Payment of Prior Note. Within five (5) business days of the Initial Closing, any prior outstanding indedtedness of the Company, with the exception of trade payables incurred in the ordinary course of business, shall be paid off in their entirety.

Section 3.26 Subsequent Preferred Issuances. As long as any portion of the Note remains outstanding, the Company covenants and agrees to promptly notify in writing (an "Issuance Notice") the Purchaser of any proposed issuance of Preferred Stock (the "Preferred Stock"), with super voting rights or voting rights superior to holders of Common Stock, and provide the Purchaser an opportunity to purchase an amount of the Preferred Stock sufficient to allow the Purchaser to own a pro rata amount equal to the amount of the issued and outstanding voting rights the Purchaser owns at the time they receive the Issuance Notice, upon the same terms and conditions as such shares of Preferred Stock are offered to third parties and/or Company officers, directors or affiliates; provided, in no event the Purchaser shall own more than 51% of the outstanding Preferred Stock.

ARTICLE 4. CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note to the Purchaser is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

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(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to each Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Purchaser Deliverables. On or prior to the applicable Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

i. this Agreement duly executed by such Purchaser, which includes completed Exhibit B-1; by executing this Agreement, such Purchaser will be deemed to have executed each of the Transaction Documents and will be bound by each of their terms even if the Purchaser does not physically sign such other Transaction Documents; and

ii. the purchase price by wire transfer to the account as specified in writing by the Company or by check as per the payment terms set forth in the Subscription Agreement.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser's to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the Note is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents that are qualified by materiality or by reference to any Material Adverse Effect shall be true and correct in all respects, and all other representations and warranties shall be true and correct in all material respects, as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

(d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement and the Transaction Documents, or seeking damages in connection with such transactions.

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(e) Note. The Company shall have executed and delivered to the Purchaser the Note being acquired by such Purchaser at each Closing to such address set forth in Section 7.4 of the Agreement.

(f) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the "Resolutions").

(g) Reservation of Shares. As of each Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, a number of shares of Common Stock equal to one hundred percent (100%) of the aggregate number of Shares issuable upon conversion of the Note issued or to be issued pursuant to this Agreement.

(h) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of each Closing Date, certifying attached copies of: (i) the Organizational Documents of the Company; (ii) the Resolutions; and (iii) the incumbency of each authorized officer of the Company signing this Agreement and the Transaction Documents and any other documents required to be executed or delivered in connection herewith and therewith.

(i) Officer's Certificate. The Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of each Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of each Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of each Closing Date.

(j) Transaction Documents. On each Closing Date, the Company shall have executed and delivered the Transaction Documents, including all required exhibits and schedules to the Purchaser.

(k) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before each Closing Date;

(l) Form U-2. If required to be filed, the Company shall have submitted a copy of the Form U-2 (Uniform Consent to Service of Process), and provided an undertaking to file same immediately upon each Closing; and,

(m) Stop Orders. No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body having jurisdiction over the Company or the Trading Market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

(n) Opinion. The Purchaser shall have received the opinion of Lucosky Brookman LLP, the Company's counsel, dated as of each Closing Date, in substantially the form of Exhibit D attached hereto.

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(o) Certificate of Good Standing. The Company has delivered to Purchaser a certificate evidencing the formation and good standing of the Company and each of its subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, dated April 22, 2016. The Purchaser and the Company agree that the Company shall deliver to Purchaser as soon as practical such good standing certificate dated within five (5) business days of each Closing Date, as a post-Closing condition of this Agreement.

(p) Transfer Agent Letter. The Company shall have delivered to the Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of each Closing Date.

(q) Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(r) Other Documents. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

ARTICLE 5. STOCK CERTIFICATE LEGEND

Section 5.1 Legend. Each certificate representing the Shares and if appropriate, securities issued upon conversion, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

"THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

(a) The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Shares (provided that a registration statement under the Securities Act providing for the resale of the Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Shares to the Purchaser by crediting the account of such Purchaser or such Purchaser's prime broker with the DTC through its DWAC system (to the extent not inconsistent with any provisions of this Agreement).

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(b) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5.1 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act (the date such registration statement is declared effective, being referred to as the "Effective Date"); (ii) following any sale of such Shares pursuant to Rule 144; (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent promptly after the Effective Date if required by the transfer agent to effect the removal of the legend hereunder. If all or any Note is converted at a time when there is an effective registration statement to cover the resale of the Shares, or if such Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if such Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 5.1, it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the transfer agent of a certificate representing Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Article 5.

(c) The Purchaser agrees with the Company that the Purchaser will sell the Note pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Note is sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Note as set forth in this Article 5 is predicated upon the Company's reliance upon this understanding.

ARTICLE 6. INDEMNIFICATION

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser as a result of any material breach of the material representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as a result of any breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of the Purchaser pursuant to its indemnification obligations under this Article 6 shall not exceed the portion of the purchase price paid by such Purchaser hereunder. In no event shall any "Indemnified Party" (as defined below) be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement.

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Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article 6 (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 6 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall be liable for any settlement if the indemnifying party is advised of the settlement but fails to respond to the settlement within thirty (30) days of receipt of such notification. Notwithstanding anything in this Article 6 to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE 7. MISCELLANEOUS

Section 7.1 Fees and Expenses. The Company has agreed to pay $60,000 with respect to certain fees in the manner set forth in Schedule 7.1 hereto. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Note to the Purchaser.

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Section 7.2 Specific Enforcement, Consent to Jurisdiction. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Each of the Company and the Purchaser: (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in Nevada and the courts of the State of Nevada for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby; and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Lucosky Brookman LLP as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.3 Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Shares then outstanding (the "Majority Holders"), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

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Section 7.4 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement and the Transaction Documents or in connection with the transactions contemplated hereby and thereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service); (ii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (iii) if delivered by facsimile or electronic transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 7.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). Notwithstanding the foregoing, routine communications may be sent by ordinary first-class mail and contemporaneous e-mail. All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company:

BioCorRx Inc.

Attn: Ms. Lourdes Felix

601 N. Parkcenter Drive #103

Santa, Ana CA 92705

with copies (which shall not constitute notice) to:

Lucosky Brookman LLP

Attn: Joseph Lucosky, Esq.

101 Wood Avenue South

5th Floor

Woodbridge, NJ 08830

If to any Purchaser:

BICX Holding Company LLC

Attn: Travis Mullen

5000 Birch Street

West Tower, Suite 3000

Newport Beach, CA 92660

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with copies (which shall not constitute notice) to:

Hunter Taubman Fischer LLC

Attn: Louis Taubman, Esq.

1450 Broadway, 26th Floor

New York, New York 10018

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement and the other Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof and thereof, nor shall any delay or omission of any party to exercise any right hereunder and thereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement and the other Transaction Documents. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

Section 7.7 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchaser, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in the Transaction Documents, the Purchaser may assign its rights and delegate its duties hereunder in whole or in part: (i) to a third party acquiring all or substantially all of its Shares in a private transaction; or (ii) to an affiliate, in each case, without the prior written consent of the Company, after notice duly given by such Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of such Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. If any Purchaser transfers the Shares purchased hereunder, any such penalty shares or liquidated damages, as the case may be, pursuant to this Agreement shall similarly transfer to such transferee with no further action required by the purchaser or the Company.

Section 7.8 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement and the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under this Agreement or a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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Section 7.9 Replacement of Note. If any certificate or instrument evidencing any Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Note. If a replacement certificate or instrument evidencing any Note is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 7.10 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Purchaser arising directly or indirectly, under this Agreement and the other Transaction Documents of any and every nature whatsoever shall be satisfied solely out of the assets of such Purchaser, and that no trustee, officer, other investment vehicle or any other Affiliate of such Purchaser or any Purchaser, shareholder or holder of shares of beneficial interest of such a Purchaser shall be personally liable for any liabilities of such Purchaser.

Section 7.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.12 Governing Law. This Agreement and the other Transaction Documents shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement and the other Transaction Documents shall not be interpreted or construed with any presumption against the party causing this Agreement and the other Transaction Documents to be drafted.

Section 7.13 Survival. The representations and warranties of the Company hereunder and under the other Transaction Documents shall survive the execution and delivery hereof and the Final Closing hereunder for a period of three (3) years following the Final Closing Date.

Section 7.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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Section 7.15 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.16 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 7.17 Termination. This Agreement may be terminated prior to the Initial Closing Date:

(a) by mutual written agreement of the Purchaser and the Company, and

(b) by the Company or the Purchaser (as to itself but no other Purchaser) upon written notice to the other, if the Initial Closing shall not have taken place by 5:00 p.m. Eastern time on June 17, 2016, unless extended to a later date by the mutual consent of the Company and the Purchaser; provided, that the right to terminate this Agreement under this Section 7.17(b) shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such time.

(c) In the event of a termination pursuant to Section 7.17(a) or 7.17(b), the Purchaser shall have the right to a return of up to its entire Minimum Purchase Price pursuant to this Agreement, without interest or deduction. The Company covenants and agrees to cooperate with such Purchaser in obtaining the return of its Minimum Purchase Price.

(d) In the event of a termination pursuant to this Section 7.17, the Company shall promptly notify the Purchaser. Upon a termination in accordance with this Section 7.17, the Company and the terminating Purchaser shall not have any further obligation or liability (including as arising from such termination) to the other.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

BIOCORRX INC.

By:
Name:	Brady Granier
Title:	Interim Chief Executive Officer

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BIOCORRX INC.

PURCHASER SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

Purchaser hereby elects to purchase a total of _1___ Note in an amount of $2,500,000__________.

Date (NOTE: To be completed by the Purchaser): _____________, 2016

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as

TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust		Federal Taxpayer Identification Number

By:
	Name:	State of Organization
Title:

Date		Address

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EXHIBIT A

______________________________

FORM OF SENIOR SECURED CONVERTIBLE NOTE

33

EXHIBIT B

_________________________

DEFINITION OF "ACCREDITED INVESTOR"

The term "accredited investor" means:

1)

A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

3)

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

4)	A director or executive officer of the Company.

5)	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds US $1,000,000.

6)

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

7)

A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

8)

An entity in which all of the equity owners are accredited investors. (The Purchaser, as an entity, must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

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EXHIBIT B-1 TO THE

NOTE PURCHASE AGREEMENT

____________________

ACCREDITED INVESTOR REPRESENTATIONS AND ACKNOWLEDGEMENT

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(All individual investors must INITIAL where appropriate. Where there are joint investors both parties must INITIAL):

Initial	_________

I certify that I have a "net worth" of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes hereof, "net worth" shall be deemed to include all of your assets, liquid or illiquid (excluding the value of your principal residence), minus all of your liabilities (excluding the amount of indebtedness secured by your principal residence up to its fair market value).

Initial	_________

I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial	_________

The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet either of the criteria for Individual Investors, above.

Initial	_________

The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5,000,000 and was not formed for the purpose of investing in Company.

Initial	_________

The undersigned certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

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Initial	_________	The undersigned certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of the Purchase Agreement.

Initial	_________	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors, above.

Initial	_________	The undersigned certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	_________	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial	_________

The undersigned certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in Company.

Initial	_________

The undersigned certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial	_________	The undersigned certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	_________	The undersigned certifies that it is an insurance company as defined in §2(a)(13) of the Securities Act of 1933, as amended, or a registered investment company.

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EXHIBIT C

________________________________

SECURITY AGREEMENT

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EXHIBIT D

____________________________________

FORM OF OPINION

June 10, 2016

BICX Holding Company LLC

5000 Birch Street

West Tower, Suite 3000

Newport Beach, CA 92660

Attn: Travis Mullen

RE:	BioCorRx Inc.
Legal Opinion

Ladies and Gentlemen:

We have acted as special outside counsel to BioCorRX Inc., a corporation incorporated under the laws of the State of Nevada (the "Company"), in connection with that certain Note Purchase Agreement, dated as of June 10, 2016 (the "Agreement"), by and between the Company and BICX Holding Company LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Purchaser"). This opinion is being provided to you pursuant to Section 4.2(n) of the Agreement.

In connection herewith, we have examined originals or copies certified to our satisfaction of the following documents:

(a) the Agreement;

(b) the Note;

(c) the Security Agreement

(documents (a), (b) and (c) above being hereinafter referred to as the "Transaction Documents")

(d) the Articles of Incorporation and By-laws of the Company;

(e) resolutions of the Board of Directors of the Company approving the execution of the Transaction Documents to which they are a party; and

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(f) all such other agreements, instruments, documents and certificates of public officials and/or of officers and directors of the Company as we have deemed necessary or advisable as a basis for the opinion herein rendered.

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Purchaser pursuant to the Transaction Documents and upon certificates and statements of certain government officials and of officers of the Company as described below.

In rendering the opinions set forth in this opinion letter, we assume the following:

(a) the legal capacity of each natural person;

(b) the legal existence of all parties to the transactions referred to in the Transaction

Documents excluding the Company;

(c) the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

(d) the authorization, execution and delivery by each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed and delivered by such person;

(e) the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

(f) due compliance of the Transaction Documents with all matters of, and the validity and enforceability thereof under, all such laws as govern or relate to them other than the laws of the State of New Jersey in respect of which we are opining;

(g) that any consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the State of New Jersey in connection with the transactions contemplated by the Transaction Documents have been duly obtained or made;

(h) the transactions referred to in the Transaction Documents have been consummated;

(i) the payment of all the required documentary stamps taxes and fees imposed upon the execution, filing or recording of the Transaction Documents;

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(j) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents;

(k) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

(l) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the due diligence review undertaken by us; governmental certifications of each statement as to each factual matter contained in such governmental certifications;

(n) that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transactions referred to in the Transaction Documents;

(o) that the transactions referred to in the Transaction Documents comply with all tests of good faith, fairness and conscionability required by law;

(p) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Transaction Documents;

(q) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published or otherwise generally accessible, in each case in a manner generally available to lawyers practicing in New Jersey;

(r) that other agreements related to the transactions referred to in the Transaction Documents will be enforced as written;

(s) that no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law;

(t) that there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents;

(u) that with respect to the Transaction Documents and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress; and

(v) the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

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Whenever a statement herein is qualified by "to our knowledge" or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (1) no information that would give those lawyers who participated in the preparation of the letter or who have been actively involved in negotiating or preparing the Transaction Documents (collectively, the "Opinion Letter Participants") current knowledge of the inaccuracy of such statement has come to their attention; (2) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (3) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (4) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company. We also call to your attention to the fact that we are not general counsel to the Company and we are not familiar audit of the Company or their files.

We are members of the bar of the State of New Jersey. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey and the federal laws of the United States of America. Insofar as any entity opined upon herein may be incorporated under the laws of other states and insofar as the Transaction Documents may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of New Jersey.

We express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. We express no opinions as to the application of the laws of usury to the Transaction Documents.

Based upon the foregoing and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that:

1. Based solely upon a good standing certificate received from the Nevada Secretary of State dated June 7, 2016, as of such date, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

2. The Company has the corporate power and authority to enter into, execute, deliver and perform the transactions contemplated in and its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance by the Company of the Transaction Documents to which Company is a party has been duly authorized by all requisite corporate action and the Transaction Documents have been duly executed and delivered by Company.

3. The Transaction Documents represent valid and binding obligations of the

Company enforceable in accordance with their respective terms.

4. The execution and delivery by the Company of the Transaction Documents to which Company is a party and the performance by the Company of its obligations thereunder: (i) do not conflict with or result in a violation of the Articles of Incorporation or Bylaws of the Company; and (ii) to our knowledge, do not conflict with or violate any order, writ, judgment or decree to which the Company is a party or is subject.

5. To our knowledge, no approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution, delivery and performance by Company of the Transaction Documents except as such has been obtained and except for filing a current report on Form 8-K with the U.S. Securities and Exchange Commission disclosing the terms and conditions of the Transaction Documents.

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6. The Company has the power and authority to own its property and to carry on its business as it is now being conducted, and, based solely upon representations made to us by management of the Company, the Company is duly qualified to do business in all jurisdictions in which the nature of its activities makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect.

7. To our knowledge and based solely upon representations made to us by management of the Company, giving no independent investigation, there is no suit, action or proceeding filed against the Company or its management before or by any governmental authority, including, without limitation, any suit, action or proceeding which seeks to enjoin or challenge the consummation or validity of any of the transactions contemplated by the Transaction Documents or which would materially affect the ability of the Company to perform its obligations under the Transaction Documents.

8. The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B. Limitations imposed by state law, federal law, general equitable principles, or a requirement as to commercial reasonableness, conscionability or good faith upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Transaction Documents and may not be relied upon or used by, circulated, quoted, or referred to nor may any copies hereof be delivered to any other person without our prior written consent. We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein. This opinion letter speaks only as of the date hereof and shall not be deemed to have been reissued as of any date. We have no responsibility or obligation to consider the applicability or correctness of this opinion letter to any person other than its original addressees.

Very truly yours,

Lucosky Brookman LLP

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EXHIBIT E

_____________________________________

FORM OF BIOCORRX INC. 2016 EQUITY INCENTIVE PLAN

BIOCORRX INC.

2016 EQUITY INCENTIVE PLAN

I. Purpose; Eligibility.

A. General Purpose. The name of this plan is the BioCorRx Inc. 2016 Equity Incentive Plan (the "Plan"). The purposes of the Plan are to (a) enable BioCorRx Inc., a Nevada corporation (the "Company"), to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company's business.

B. Eligible Award Recipients.The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

C. Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Restricted Stock and (d) Restricted Stock Units.

II. Definitions.

"Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

"Applicable Laws" means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

"Award" means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Restricted Stock Award or a Restricted Stock Unit Award.

"Award Agreement" means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

"Board" means the Board of Directors of the Company, as constituted at any time.

"Cause" means, unless the applicable Award Agreement provides otherwise: (1) with respect to any employee or Consultant, (A) continued failure by Participant to perform substantially Participant's duties and responsibilities (other than a failure resulting from Disability) that is materially injurious to the Company and that remains uncorrected for 10 days after receipt of appropriate written notice from the Board; (B) reliable, written third-party documentary evidence of engagement in willful, reckless or grossly negligent misconduct that is materially injurious to Company or any of its affiliates, monetarily or otherwise; (C) except as provided by (D), the indictment of Participant with a crime involving moral turpitude or a felony, provided that if the criminal charge is dismissed with prejudice or if Participant is acquitted at trial or on appeal, Participant will be deemed to have been terminated without Cause; (D) the indictment of Participant for an act of criminal fraud, misappropriation or personal dishonesty, provided that if the criminal charge is subsequently dismissed with prejudice or the Participant is acquitted at trial or on appeal then the Participant will be deemed to have been terminated without Cause; or (E) a material breach by Participant of any provision of an applicable employment agreement that is materially injurious to the Company and that remains uncorrected for 10 days following written notice of such breach by the Company to Participant identifying the provision of the applicable employment agreement that the Company determined has been breached; and (2) with respect to a Director, a determination by a majority of the disinterested Board members that the Director has engaged in (A) malfeasance in office; (B) gross misconduct or neglect; (C) false or fraudulent misrepresentation inducing the Director's appointment; (D) willful conversion of corporate funds; or (E) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

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"Change in Control" means the occurrence of any one or more of the following events (1) any Person becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors; (2) the consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or (3) Directors are elected such that a majority of the members of the Company's Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period.

"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

"Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section III(D).

"Common Stock" means the common stock, $0.001 par value per share, of the Company. "Company" means BioCorRx Inc. a Nevada corporation, and any successor thereto.

"Consultant" means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services, whether or not compensated for such services.

"Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Board or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

"Director" means a member of the Board.

"Disability" means either (A) a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, a Participant's receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the Company's employees. A Participant will be deemed permanently disabled if determined to be totally disabled by the Social Security Administration or if determined to be disabled in accordance with a disability insurance program that applies a definition of disability that complies with the requirements of this paragraph.

"Disqualifying Disposition" has the meaning set forth in Section XIV(I). "Effective Date" shall mean the date as of which this Plan is adopted by the Board.

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"Employee" means any person, including an officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

"Fair Market Value" means, on a given date, (i) if there is a public market for the shares of Common Stock on such date, the closing price of the shares as reported on such date on the principal national securities exchange on which the shares are listed or, if no sales of shares have been reported on any national securities exchange, then the immediately preceding date on which sales of the shares have been so reported or quoted, and (ii) if there is no public market for the shares of Common Stock on such date, then the fair market value shall be determined by the Board in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Sections 409A and 422 of the Code.

"Grant Date" means the date on which the Board adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

"Non-qualified Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan. "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

"Option Exercise Price" means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

"Participant" means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

"Permitted Transferee" means: (a) a member of the Optionholder's immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; or (b) such other transferees as may be permitted by the Board in its sole discretion.

"Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act). "Plan" means this BioCorRx Inc. 2016 Equity Incentive Plan, as amended and/or amended and restated from time to time.

"Restricted Period" has the meaning set forth in Section VII.

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"Restricted Stock" means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section VII of the Plan.

"Restricted Stock Unit" means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section VII of the Plan.

"Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III. Administration.

A. Authority of Board. The Plan shall be administered by the Board or, in the Board's sole discretion, by the Committee. Subject to the terms of the Plan, the Committee's charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority: (1) to construe and interpret the Plan and apply its provisions; (2)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (3) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (4) to delegate its authority to one or more officers of the Company; (5) to determine when Awards are to be granted under the Plan and the applicable Grant Date; (6) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (7) to determine the number of shares of Common Stock to be made subject to each Award; (8) to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option; (9) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant; (10) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent; (11) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies; (12) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (13) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (14) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

B. Acquisitions and Other Transactions. The Board may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Board may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an Affiliate acquiring another entity, an interest in another entity, or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

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C. Board Decisions Final. All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

D. Delegation. The Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Directors appointed to the Committee from time to time by the Board. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

E. Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Board shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Board in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Board in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Board shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

IV. Shares Subject to the Plan.

A. Subject to adjustment in accordance with Section XI, a total of 65,625,000 shares of Common Stock shall be available for the grant of Awards under the Plan; provided that, no more than 65,625,000 shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

B. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

C. Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation.

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D. If the Board authorizes the assumption of awards pursuant to Section III(B) or Section XII(A) hereof, the assumption will reduce the number of shares available for issuance under the Plan in the same manner as if the assumed awards had been granted under the Plan.

V. Eligibility.

A. Eligibility for Specific Awards. Incentive Stock Options may be granted to Employees only. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

B. Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

VI. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section VI, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

A. Term. Subject to the provisions of Section V(B) regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Board; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

B. Exercise Price of an Incentive Stock Option. Subject to the provisions of Section V(B) regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

C. Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date.

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D. Method of Exercise. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Board, upon such terms as the Board shall approve: (i) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (ii) by a "net exercise" procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Option Exercise Price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the Option Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

E. Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

F. Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Board, be transferable to a Permitted Transferee, upon written approval by the Board to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

G. Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Board may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

H. Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Board, in the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder's Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

I. Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

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J. Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

K. Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

VII. Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock ("Restricted Stock") or an Award of hypothetical Common Stock Units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock. Restricted Awards may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Board shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section VII, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

A. Restricted Stock. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Board determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Board may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Board, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

B. Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. To the extent provided in an Award Agreement, the holder of Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Board, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Board, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as provided by the Board), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable to the Participant upon the release of restrictions on such Restricted Stock Units, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

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C. Restrictions.

1. Restrictions on Restricted Stock. Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

2. Restrictions on Restricted Stock Units. Restricted Stock Units awarded to a Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period and satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

3. Board Discretion to Remove Restrictions. The Board shall have the authority to remove any or all of the restrictions on the Restricted Stock or Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the Grant Date, such action is appropriate.

D. Restricted Period. The Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Board in the applicable Award Agreement; provided, however, that notwithstanding any such vesting dates, the Board may in its sole discretion accelerate the vesting of any Restricted Award at any time and for any reason. The Board may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

E. Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section VII(A) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each outstanding Restricted Stock Unit and any dividend equivalent payments credited to the Participant's account with respect to such Restricted Stock Units and the interest thereon, if any; provided, however, that if explicitly provided in the Award Agreement, the Board may, in its sole discretion, elect to pay part cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed.

No Restricted Award may be granted or settled for a fraction of a share of Common Stock.

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VIII. Securities Law Compliance.

A. Securities Registration. No Awards shall be granted under the Plan and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan unless and until the Company and/or the Participant have complied with all applicable federal and state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

B. Representations; Legends. The Board may, as a condition to the grant of any Award or the exercise of any Option under the Plan, require a Participant to (i) represent in writing that the shares of Common Stock received in connection with such Award are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each certificate representing shares of Common Stock acquired under the Plan shall bear a legend in such form as the Company deems appropriate.

IX. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

X. Miscellaneous.

A. Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

B. Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section XI hereof.

C. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

D. Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

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E. Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Board, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

XI. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and the maximum number of shares of Common Stock subject to Awards stated in Section IV will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section XI, unless the Board specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Board shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section XI will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section XI will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code.

XII. Effect of Change in Control.

A. Unless otherwise provided in an Award Agreement or an employment agreement entered into by the Company and a Participant, in the event of a Change in Control, the Board may, but shall not be obligated to: (1) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award; (2) cancel Awards and cause to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Board, in its sole discretion, it being understood that in the case of any Option with an Option Exercise Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the board may cancel the Option without the payment of consideration therefor; (3) provide for the issuance of substitute Awards or the assumption or replacement of such Awards; or (4) provide written notice to Participants that for a period of at least ten days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect.

B. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

XIII. Amendment of the Plan and Awards.

A. Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section XI relating to adjustments upon changes in Common Stock and Section VIII(C), no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

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B. Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

C. Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

D. No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

E. Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

XIV. General Provisions.

A. Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, provide in an Award Agreement or otherwise that the Board may cancel such Award if the Participant has engaged in or engages in activity giving rise to a termination for Cause and require the Participant to forfeit any gain realized on the vesting, exercise or settlement of any Award and repay the gain to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Laws.

B. Sub-plans. The Board may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Board determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

C. Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

D. Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section XI.

E. Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

F. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

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G. Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Board may deem advisable.

H. Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Board will have any liability to any Participant for such tax or penalty.

I. Disqualifying Dispositions. Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a "Disqualifying Disposition") shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

J. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

K. Expenses. The costs of administering the Plan shall be paid by the Company.

L. Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

M. Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

N. Non-Uniform Treatment. The Board's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Board shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

XV. Termination or Suspension of the Plan. The Plan shall terminate automatically on June 10, 2026. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section XIII(A) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

XVI. Choice of Law. The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

As adopted by the Board of Directors of BioCorRx Inc. on June 10, 2016.

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